UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2020

Date of Report (date of earliest event reported)

salesforce.com, inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Salesforce Tower
415 Mission Street, 3rd Fl
San Francisco, CA 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2020, salesforce.com, inc. (the “Company”) announced that Marc Benioff will serve as the Chairman and sole Chief Executive Officer of the Company. The Company announced that Keith Block has resigned from his positions as the Company’s Co-Chief Executive Officer and as a director of the Company. Mr. Block will continue to serve the Company as Advisor to the Chief Executive Officer through February 25, 2021 (the “Transition Period”).

The Company has entered into an agreement (the “Transition Agreement”) with Mr. Block setting forth the terms of Mr. Block’s transition from the Company. Mr. Block will serve as Advisor to the Chief Executive Officer during the Transition Period. The Transition Period may be terminated earlier by the Company for cause, as defined in the Transition Agreement, by Mr. Block for any reason upon ten days’ written notice, and the Transition Agreement provides for automatic termination upon Mr. Block’s acceptance of employment or other full-time services with a third party. Through May 31, 2020, Mr. Block’s cash compensation will be composed of salary at his current rate plus a monthly bonus amount calculated based on the amount of his annual bonus earned for fiscal 2020. For the remainder of the Transition Period, his cash compensation will be calculated based on a rate of $54,080 per year. Mr. Block will be entitled to receive his bonus for fiscal 2020 calculated and payable in the ordinary course. During the Transition Period, previously granted equity awards will continue to vest in accordance with their terms. The Transition Agreement provides for a customary release of claims by Mr. Block and reaffirmation of his obligations under an employee inventions and proprietary rights assignment agreement.

A copy of the Company’s press release announcing the foregoing leadership changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 25, 2020

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

salesforce.com, inc.

By:	/s/ Amy Weaver
Amy Weaver
President and Chief Legal Officer

Dated: February 25, 2020